Exhibit 99.1

BioTime Organizes New ESI BIO Division to Develop, Manufacture and Market the Company’s Cell-Based Research Products

Appoints Jeffrey Janus as CEO of ES Cell International Pte Ltd.

ALAMEDA, Calif.--(BUSINESS WIRE)--October 28, 2013--BioTime, Inc. (NYSE MKT: BTX) today announced changes to the organization and management of its research products business. The research products business will be consolidated into a new ESI BIO Division which shall be BioTime’s primary developer, manufacturer and distributor for its growing portfolio of stem-cell-based research products. Jeffrey Janus, BioTime’s Vice President of Sales and Marketing, will lead ESI BIO and has also been appointed as the CEO of BioTime’s Singapore-based subsidiary ES Cell International Pte Ltd. (“ESI Singapore”) which will be a part of the ESI BIO Division. Mr. Janus has over 30 years of experience in the cell-based biotechnology industry, serving in various executive and board level positions.

ESI BIO will manufacture and market the ESI human embryonic stem (hES) cell lines developed by ESI Singapore, PureStem™ human embryonic progenitors, HyStem® hyaluronan-based hydrogels, and kits for stem cell differentiation and reprogramming. ESI BIO also plans to develop additional new PureStem™ human embryonic progenitors and HyStem® products, and will work with BioTime’s LifeMap Sciences, Inc. subsidiary to develop and market a new database product. LifeMap Sciences will continue to use its BioReagents website to market BioTime’s PureStem™ progenitor cells and reagents and the ESI hES cell lines, as well as any new research products developed or acquired by the ESI BIO Division. However, ESI BIO will take on a larger role in managing the LifeMap BioReagents website. These research products will be designed to assist researchers in their goals of translating their discoveries to the clinic, thus facilitating the regulatory pathway for ESI BIO’s customers in their path from research to clinical trials.

ESI Singapore created the world’s first “clinical grade” hES cell lines under conditions designed to be compliant with principles of current Good Manufacturing Practices (cGMP), making them suitable for use in clinical research and regenerative medicine. BioTime acquired ESI Singapore in May 2010 and has since made ESI Singapore’s clinical and research grade hES cells available to scientists worldwide. ESI Singapore plans to provide existing PureStem™ embryonic progenitor cells along with its clinical-grade hES cells to researchers in the Pacific Rim nations. (http://www.youtube.com/watch?v=hNCz238w4ss).

“Cell-based discoveries with the potential to cure human diseases must ultimately be acceptable to regulatory agencies. We plan to continue to expand ESI BIO’s historic role in providing products giving scientists the highest chance that their research results will be translatable to the clinic,” said Mr. Janus. “ESI BIO’s human embryonic stem cell lines and its HyStem® hydrogels are available either as economic research grade products or as clinical grade products. Its novel PureStem™ clonally pure embryonic progenitors form potentially therapeutic tissues not formed by adult stem cells. These products illustrate ESI BIO’s growing platform of state of-the-art products that are pure, precisely identified, and give a high level of assurance that cell-based discoveries will be clinically compliant.”

BioTime's CEO Dr. Michael West stated, “By providing ESI BIO’s products to the research community, we not only have the opportunity to generate near-term revenues, but we also allow academic researchers to perform research on the manifold uses of the cells with federal and state funding. The goal is to establish our research products as industry standards for a wide array of medical research.”

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  ES Cell International Pte Ltd., a Singapore private limited company, develops hES products for research use.
  BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of blood and lymphatic vascular disorders, as well as products for research using iPS and other cell reprogramming technology.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological degenerative diseases. Its lead product is OpRegen® for the treatment of macular degeneration.
  LifeMap Sciences, Inc. markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap Sciences also markets BioTime research products and PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.
  Asterias Biotherapeutics, Inc. is a newly formed subsidiary whose first acquisition was the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

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Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias and for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of Asterias or BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in Asterias’ and BioTime's Securities and Exchange Commission filings. Asterias and BioTime disclaim any intent or obligation to update these forward-looking statements.

CONTACT:
BioTime, Inc.
Lesley Stolz, Ph.D., 510-521-3390, ext. 367
Executive Vice President, Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com